Exhibit 3.58

NEX-I.COM INC. CERTIFICATE OF INCORPORATION

The undersigned, being over the age of eighteen years, in order to form a corporation pursuant to the provisions of the New Jersey Business Corporation Act, does hereby certify:

FIRST: The name of the corporation is “nex-i.com inc.” (the “Corporation”).

SECOND: The purpose of the Corporation is to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

THIRD: The total authorized capital stock of this Corporation shall be 100,000,000 shares of common stock, par value $.01. All or any part of said shares may be issued by the Corporation from time to time for such consideration as may be determined and fixed by the Board of Directors, as provided by law.

FOURTH: One director shall constitute the Corporation’s first Board of Directors. His name and address are as follows:

Ira A. Baseman, 7 Wall Street, Princeton, New Jersey 08540

FIFTH: The address of the initial registered agent of the Corporation shall be c/o Smith, Stratton, Wise, Heher & Brennan, 600 College Road East, Princeton, New Jersey 08540. The initial registered agent of the Corporation at its registered office shall be Richard J. Pinto, Esq.

SIXTH: The Directors and officers of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except for liability for any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

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SEVENTH: The incorporator under this Certificate is Richard J. Pinto, whose address is c/o Smith, Stratton, Wise, Heher & Brennan, 600 College Road East, Princeton, New Jersey 08540.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 5th day of January, 2000.

Richard J. Pinto, Esq.
Incorporator

STATE OF NEW JERSEY

DEPARTMENT OF TREASURY

FILING CERTIFICATION (CERTIFIED COPY)

NEX-I.COM INC.

I, the Treasurer of the State of New Jersey, do hereby certify, that the above named business did file and record in this department the below listed document(s) and that the foregoing is a true copy of the Certificate of Incorporation as the same is taken from and compared with the original(s) filed in this office on the date set forth on each instrument and now remaining on file and of record in my office.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal at Trenton, this 16th day of August, 2012

Andrew P Sidamon-Eristoff State Treasurer
Certificate Number: 125754635 Verify this certificate online at https://www1.state.nj.us/TYTR_StandingCert/JSP/Verify_Cert.jsp

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CERTIFICATE OF MERGER

OF

NEX-I HOLDINGS LLC – 0600064332

INTO

NEX-I.COM INC. – 0100803240 MRG

TO: The Secretary of State State of New Jersey

Pursuant to the provisions of Section 14A:10-1 of the New Jersey Business Corporation Act and Section 42:2B-20 of the New Jersey Limited liability Company Act, the undersigned entities hereby execute the following Certificate of Merger:

1. NEX-I.COM INC. (hereafter the “Corporation”) is a New Jersey corporation and NEX-I HOLDINGS LLC (hereafter the “Company”) is a New Jersey Limited Liability Company. The Company has a registered office located at 5 Van Kirk Road, Princeton, NJ 08540 and the registered agent for the Company at that address is Ira Baseman. The Corporation has a registered office located at 600 College Road East, Princeton, New Jersey 08540, and the registered agent for the Company at that address is Richard J. Pinto, Esq.

2. An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the Corporation and the Company in the manner prescribed by the New Jersey Business Corporation Act, New Jersey Limited Liability Company Act, and the operating agreement of the Company.

3. The Company shall be merged into the Corporation, the separate existence of the Company shall cease, and the corporate existence of the Corporation shall continue under the name “nex-i.com inc.”.

4. The Certificate of Incorporation of the Corporation, as in effect immediately prior to the effective date of the Merger, shall be and continue to be the Certificate of Incorporation of the surviving corporation.

5. A copy of the Agreement of Merger is on file at the Corporation’s principal office located at 7 Wall Street, Princeton, New Jersey 08540. A copy of the Agreement of Merger will be furnished by the Corporation, upon request and without cost, to any stockholder of the Corporation or any member of the Company.

6. The merger shall be effective as of the filing date of this Certificate.

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IN WITNESS WHEREOF, this Certificate of Merger has been duly executed on this 7th day of January, 2000.

NEX-I HOLDINGS LLC

By:
Ira A. Baseman, Manager

NEX-I.COM INC.

By:
Ira A. Baseman, President

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STATE OF NEW JERSEY

DEPARTMENT OF TREASURY

FILING CERTIFICATION (CERTIFIED COPY)

NEX-I.COM INC.

I, the Treasurer of the State of New Jersey, do hereby certify, that the above named business did file and record in this department the below listed document(s) and that the foregoing is a true copy of the Certificate of Merger as the same is taken from and compared with the original(s) filed in this office on the date set forth on each instrument and now remaining on file and of record in my office.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal at Trenton, this 16th day of August, 2012

Andrew P Sidamon-Eristoff State Treasurer
Certificate Number: 125754673 Verify this certificate online at https://www1.state.nj.us/TYTR_StandingCert/JSP/Verify_Cert.jsp

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CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF NEX-I.COM INC.

To:	Secretary of State

State of New Jersey

Pursuant to N.J.S.A. Sec. 14A:9-4, the undersigned hereby certifies as follows:

1. The name of the Corporation is nex-i.com inc.

2. The Certificate of Incorporation of the Corporation is amended by deleting Paragraph THIRD in its entirety and replacing it with the following Paragraph THIRD:

“THIRD: (a) The total authorized capital stock of this Corporation shall be 100,000,000 shares, of which 86,062,500 shares shall be common stock, par value $.01, and 13,937,500 shares shall be preferred stock, par value $.01. Of such shares of preferred stock shares, 3,937,500 shares shall be designated Series A Convertible Participating Preferred Stock, par value $.01, and shall have the relative rights, preferences and limitations set forth herein. The Board of Directors is authorized to adopt from time to time and to cause to be executed and filed without further approval of the shareholders amendments to this Certificate of Incorporation that divide the remainder of the preferred stock into classes or series and determine or change for any class or series its designation, number of shares, relative rights, preferences and limitations. All or any part of said shares may be issued by the Corporation from time to time for such consideration as may be determined and fixed by the Board of Directors, as provided by law.

(b) The rights, preferences and limitations relating to the Series A Convertible Participating Preferred Stock are as follows:

1.	DESIGNATION AND AMOUNT.

The shares of such series shall be designated as “Series A Preferred Stock” (the “Series A Preferred Stock”), par value $.01 per share. The number of shares initially constituting the Series A Preferred Stock shall be 3,937,500.

2.	DIVIDENDS

The holders of the Series A Preferred Stock (the “Series A Holders”) shall be entitled to receive, when and as declared by the Board of Directors, out of any assets

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legally available therefor, cumulative dividends at the per share rate of eight percent (8%) of the Preference Amount (as hereinafter defined) per annum on each share of Series A Preferred Stock, payable quarterly on March 31, June 30, September 30 and December 31 of each year (each a “Dividend Payment Date”). Such dividends shall accrue on any given share from the date of the original issuance of such share, and such dividends shall accrue from day to day whether or not declared, based on the actual number of days elapsed. Any dividend payable on the outstanding Series A Preferred Stock on a Dividend Payment Date but not paid shall be added to the Preference Amount of such shares of Series A Preferred Stock on such Dividend Payment Date.

3.	LIQUIDATION.

(a) Rights. Upon a Liquidation (as hereinafter defined), after payment or provision for payment of the debts and other liabilities of the Corporation but prior to any distribution to the holders of capital stock of the Corporation ranking junior to the Series A Preferred Stock, the Series A Holders shall be entitled to receive, out of the remaining assets of the Corporation available for distribution to its shareholders, with respect to each share of Series A Preferred Stock an amount equal to $.571429 per share plus (x) dividends added to the Preference Amount in accordance with Section 2 above and (y) any accrued but unpaid dividends (with dividends deemed accrued on a per diem basis through the date of such event and thereafter even if such event or any distribution is not on a Dividend Payment Date) (the “Preference Amount”) provided that in no event shall the amount received upon Liquidation by a Series A Holder exceed $0.571429 per share, increased by 40% per annum, compounded annually to the date of such Liquidation, less the amount of actual dividends per share, if any, received by the Series A Holders with respect to each share of Series A Preferred Stock prior to Liquidation. If upon any Liquidation the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the Series A Holders the full Preference Amounts to which they shall be entitled, the Series A Holders shall share pro rata in any distribution of assets in accordance with such full Preference Amounts. Once the Series A Holders have received the full Preference Amounts to which they are entitled, the remaining assets of the Corporation shall be distributed to the holders of the Corporation’s Common Stock and the Series A Holders, pro rata, with each Series A Holder being treated as if it held the number of shares of Common Stock then issuable upon conversion of the shares of Series A Preferred Stock then held by it.

(b) Liquidation Defined. “Liquidation” means (i) any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, other than any dissolution, liquidation or winding up in connection with any

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reincorporation of the Corporation in another jurisdiction, and (ii) any Corporate Transaction (as hereinafter defined). As used herein, “Corporate Transaction” shall mean (i) any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which the shareholders of the Corporation immediately prior to such consolidation, merger or reorganization own less than fifty percent (50%) of the Corporation’s voting power immediately after such consolidation, merger or reorganization, (ii) any transaction or series of related transactions in which in excess of fifty percent (50%) of the Corporation’s voting power is transferred, or (iii) a sale, lease, transfer or other disposition of all or substantially all of the assets of the Corporation.

4.	VOTING RIGHTS.

(a) General. In addition to other rights provided herein or by law, the Series A Holders shall be entitled to vote on all matters submitted to the shareholders of the Corporation for vote or consent and will vote with the holders of Common Stock as one class, except that each class of capital stock of the Corporation shall have a separate class vote in addition thereto when required by law or by the provisions hereof. Each Series A Holder shall be entitled to such number of votes as shall equal the number of whole shares of Common Stock into which such Holder’s aggregate number of shares of Series A Preferred Stock are then convertible pursuant to Section 5.

(b) Election of Board of Directors. For so long as the Series A Holders are entitled to cast at least fifteen percent (15%) of the number of votes which could be cast by all shareholders of the Corporation voting as a single class, assuming the exercise of all warrants, options and other rights to acquire voting securities of the Corporation, the Series A Holders, voting as a separate class, shall be entitled to elect two (2) members of the Corporation’s Board of Directors at each meeting or pursuant to each consent of the Corporation’s shareholders for the election of directors, and to remove from office such directors and solely entitled to fill any vacancy caused by the resignation, death or removal of such directors.

5.	CONVERSION BY HOLDER.

(a) Rights. Upon the terms set forth in this Section, each Series A Holder shall have the right, at such holder’s option, at any lime, to convert any of such shares into the number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (i) the Preference Amount by (ii) the Conversion Price (as defined below), as last adjusted and then in effect. The conversion price per share at which shares of Common Stock shall be issuable upon conversion of shares of Series A Preferred Stock (the “Conversion Price”) shall be $.571429, subject to adjustment as set forth in paragraph (d) below.

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(b) Mechanics of Conversion. Any Series A Holder may exercise the conversion right pursuant to paragraph (a) above by delivering to the Corporation, at its principal office or at the office of its transfer agent, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice (the “Conversion Notice”) stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made (the “Effective Date”). As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and cash in respect of any fractional interest in a share of Common Stock as provided in paragraph (c) below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a shareholder of record on the applicable Effective Date unless the transfer books of the Corporation are closed on that date, in which event such person shall be deemed to have become a shareholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Effective Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate for the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered. If the Corporation fails to issue certificates upon any such conversion of Series A Preferred Stock, the Corporation shall pay to any holders of such converted Series A Preferred Stock an amount equal to (i) 1% of the Conversion Price per day multiplied by the number of Common Shares issuable upon conversion of the shares of Series A Preferred Stock subject to the applicable Conversion Notice for the first 30 days after the scheduled delivery date of such certificates, and (ii) thereafter, 2% of the Conversion Price per day multiplied by the number of Common Shares issuable upon conversion of the shares of Series A Preferred Stock subject to the applicable Conversion Notice (“Conversion Default Payments”). Notwithstanding the foregoing, if the Corporation’s failure to issue such certificates is a result of an error made by its transfer agent, such amount shall not accrue until after the third day following the scheduled delivery date of such certificate.

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(c) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of shares of Series A Preferred Stock. The number of full shares of Common Stock issuable upon conversion of Series A Preferred Stock shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock to be converted. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of (i) the fair market value of one share of Common Stock on the Effective Date as determined in good faith by the Board and (ii) such fractional interest. The holders of fractional interests shall not be entitled to any rights as shareholders of the Corporation in respect of such fractional interests.

(d) Adjustment to the Conversion Price Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Conversion Price then in effect shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Conversion Price. The Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any subsequent Extraordinary Common Stock Event or Events. As used herein, the term “Extraordinary Common Stock Event” shall mean (i) the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock (i.e., a stock split), or (iii) a combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock (i.e., a reverse stock split).

(e) Adjustments to Conversion Price for Diluting Issues.

(i) Special Definitions. For purposes of this Section 5(e), the following definitions shall apply:

(A) “Convertible Securities” shall mean any evidence of indebtedness, stock (other than the shares of Series A Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

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(B) “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire (1) shares of any class or series of Common Stock or preferred stock now or hereafter authorized (other than any shares of Common Stock that are excluded from the definition of “Additional Shares of Common Stock” by Section 5(e)(i)(C) hereof) or (2) any Convertible Securities.

(C) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 5(c)(iii) hereof, deemed to be issued) by the Corporation after the issuance of the first share of Series A Preferred Stock (the “Original Issuance Date”), other than shares of Common Stock issued or issuable at any time:

(1) upon the conversion of shares of the Series A Preferred Stock;

(2) to officers, directors, employees or clients of, or consultants to, the Corporation or its subsidiaries, if any, pursuant to a stock grant, warrant grant, stock option plan, stock option agreement, stock purchase plan, stock purchase agreement, or other similar stock agreement or arrangement approved by the Board of Directors of the Corporation, including the approval of the directors elected by the Series A Holders;

(3) as a dividend or distribution on the Common Stock or Series A Preferred Stock; or

(4) in connection with a Strategic Alliance. As used herein, “Strategic Alliance” shall mean a transaction in which the acquiror of the Corporation’s securities has a business relationship material to the Corporation independent of such acquiror’s acquisition of the Corporation’s securities as determined by the Board of Directors of the Corporation, including the approval of the directors elected by the Series A Holders.

(ii) No Adjustment of Conversion Price. No adjustment of the Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to, such issue.

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(iii) Deemed Issue of Additional Shares of Common Stock.

(A) If the Corporation at any time or from time to time after the Original Issuance Date shall issue any Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, upon the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the date upon which such Options are granted or the Convertible Securities are actually issued, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 5(e)(iv) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such grant or issue, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(1) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities, except as provided in Section 5(e)(iii)(A)(2) below;

(2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the amount of consideration payable to the Corporation, or change in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price shall, upon any such change becoming effective, be recomputed to reflect an appropriate increase or decrease reflecting such change insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities, but only if as a result of such adjustment such Conversion Price as then in effect is not increased above the Conversion Price which would then have been in effect had such Options and such Convertible Securities never been granted or issued;

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(3) upon the expiration of any such Options or rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price shall, upon such expiration, be recomputed as if:

(I) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon the exercise of all such Options, plus the consideration actually received by the Corporation for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

(II) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been issued was the consideration actually received by the Corporation for the issue of all such Options, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(D) no readjustment pursuant to Sections 5(e)(iii)(A)(2) or (3) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) such Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

(E) in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in Section 5(e)(iii)(A)(3) above.

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(iv) Determination of Consideration. For purposes of this Section 5(e), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A) Such consideration shall:

(1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation (after reduction for applicable selling expenses and sales commissions) excluding amounts paid or payable for accrued interest or accrued dividends;

(2) insofar as it consists of property other than cash, be computed at the fair value thereof received by the Corporation at the time of such issue (after reduction for applicable selling expenses and sales commissions and related fees and costs), as determined in good faith by the Board of Directors of the Corporation; and

(3) in the event Additional Shares of Common Stock are issued together with other shares of securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in Sections 5(e)(iv)(A)(1) and (2) above, as determined in good faith by the Board of Directors of the Corporation.

(B) The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5(e)(iii)(A) hereof, relating to Options and Convertible Securities, shall be determined by dividing:

(1) the total amount if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities (after reduction for applicable selling expenses and sales commissions and related fees and costs), plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon exercise of such Options or the conversion or exchange of such Convertible Securities.

(C) Any Additional Shares of Common Stock deemed to have been issued relating to stock dividends and stock subdivisions shall be deemed to have been issued for no consideration and will be treated as an Extraordinary Common Stock Event under Section 5(d) hereof.

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(v) Adjustment of Conversion Price upon Issuance of Additional Shares of Common Stock. If the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5(e)(iii) hereof) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then, and in each such event, the then existing Conversion Price shall be reduced, as of the opening of the business on the date of such issue, to a price determined by multiplying the Conversion Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue, plus (B) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and (ii) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding and (B) the number of shares of Common Stock into which the then outstanding shares of Series A Preferred Stock could be converted if fully converted on the day immediately preceding the given date.

(f) Capital Reorganization or Merger. In the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from no par value to par value or from par value to no par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Corporation (other than a Corporate Transaction), each share of Series A Preferred Stock shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such share of Series A Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive, reorganizations, reclassifications, consolidations or mergers. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the

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Series A Holders after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(g) Inspection of Records. Whenever the Conversion Price shall be adjusted as provided in this Section 5, the Corporation shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Corporation, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each Series A Holder at such holder’s address appearing on the Corporation’s records. Where appropriate, such copy may be given in advance and may be included as part of any notice required to be mailed under the provisions of paragraph (h) below.

(h) Notice. If the Corporation shall propose to take any action of the types described in paragraph (d) above or in paragraph (f) above, the Corporation shall give notice to each Series A Holder, in the manner set forth in paragraph (g) above, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series A Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in case of all other action, such notice shall be given at least twenty (20) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(i) Reservation of Common Stock. The Corporation shall reserve, and at all times from and after the date of Original Issuance Date keep reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series A Preferred Stock. Upon the issuance of the Series A Preferred Stock, the Corporation shall reserve the number of shares of its authorized but unissued Common Stock that represents the product of the number or shares of

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Common Stock issuable upon conversion of the shares of Series A Preferred Stock multiplied by it factor of 2 (the “Required Reserved Shares”) for the conversion of Series A Preferred Stock into Common Stock. Upon the filing of this Certificate of Amendment to the Corporation’s Certificate of Incorporation, the number of Required Reserved Shares shall be 7,875,000. Thereafter, at such time or times as the number of shares reserved for conversion represents less than or equal to the product of the number of issued and outstanding shares of Series A Preferred Stock multiplied by a factor of 1.2, the Corporation shall take the appropriate corporate action to increase and reserve the number of authorized but unissued shares of Common Stock by an amount sufficient to equal the Required Reserved Shares.

6.	AUTOMATIC CONVERSION.

(a) Qualified Public Offering. Upon the consummation of the first underwritten public offering of Common Stock for the account of the Corporation pursuant to a registration statement filed under the Securities Act of 1933 in which (i) the price per share is at least $10.00 (such price subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or similar such event involving a change in the Common Stock), and (ii) the net cash proceeds to the Corporation (after underwriting discounts, commissions and fees) are at least $20,000,000 (a “Qualified Public Offering”), each share of Series A Preferred Stock then outstanding shall be, by virtue of and simultaneously with the consummation of such Qualified Public Offering, automatically converted into the number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) the Preference Amount by (B) the Conversion Price, as last adjusted and then in effect.

(b) Election of Series A Holders. Each share of Series A Preferred Stock then outstanding shall automatically be converted into the number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) the Preference Amount by (B) the Conversion Price, as last adjusted and then in effect upon the affirmative election of the holders of at least sixty percent (60%) of the outstanding Series A Preferred Stock, voting as a separate class.

(c) Mechanics of Conversion. In connection with any automatic conversion pursuant to this Section 6 and upon delivery to the Corporation of the certificate or certificates for the shares of Series A Preferred Stock which have been converted, duly endorsed or assigned in blank to the Corporation (if required by it), the Corporation shall issue and deliver to or upon the written order of each Series A

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Holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, and a cash amount in respect of any fractional interest in a share of Common Stock as provided in paragraph (d) below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a shareholder of record on the date of consummation of the Qualified Public Offering or the date of the election of the Series A Holders as provided in Section 6(b), and on such date the shares of Series A Preferred Stock shall cease to be outstanding, whether or not the certificates representing such shares have been received by the Corporation.

(d) Fractional Shares. The provisions set forth in Section 5(c) shall apply to the conversion of Series A Preferred Stock pursuant to this Section in the same manner as they apply to the conversion of Series A Preferred Stock pursuant to Section 5.

7.	MANDATORY REDEMPTION.

(a) Right to Redemption. The holders of at least sixty percent (60%) of the then outstanding shares of Series A Preferred Stock, voting together as a class, may require the Corporation, to the extent it may lawfully do so, to redeem all of the outstanding Series A Preferred Stock at any time after the fifth anniversary of the Original Issue Date. “Original Issue Date” is the date on which shares of the Series A Preferred Stock are first issued. The Series A Holders may exercise such right by delivery to the Corporation of a notice stating that the requisite percentage of Series A Holders have elected to require redemption and setting forth a date on which such redemption shall be made (the “Redemption Date”) which date shall be not less than sixty (60) days after delivery of such notice. The Corporation shall effect such redemption on the Redemption Date by paying in cash in exchange for the shares of Series A Preferred Stock to be redeemed a sum equal to the Preference Amount per share of Series A Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like). The amount to be paid for the Series A Preferred Stock is hereinafter referred to as the “Redemption Price.”

(b) Procedure. At least fifteen (15) days but no more than thirty (30) days prior to the Redemption Date, the Corporation shall send a notice (a “Redemption Notice”) to all Series A Holders setting forth (A) the Redemption Price and (B) the place at which the Series A Holders may obtain payment of the Redemption Price upon surrender of their share certificates. If the Corporation does not have sufficient funds legally available to redeem all shares to be redeemed on the Redemption Date, then it shall redeem such shares pro rata to the extent possible and shall redeem the remaining shares to be redeemed as soon as sufficient funds are

13

legally available. On or after the Redemption Date each Series A Holder shall surrender such holder’s certificates representing such holder’s Series A Preferred Stock to the Corporation in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after the Redemption Date unless there shall have been a default in payment of the Redemption Price or the Corporation is unable to pay the Redemption Price because it does not have sufficient legally available funds, all rights of the Series A Holders as holders of Series A Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificates) shall cease and terminate, provided that in the event that shares of Series A Preferred Stock are not redeemed because of a default in payment by the Corporation or because the Corporation does not have sufficient legally available funds, such shares of Series A Preferred Stock shall remain outstanding and shall be entitled to all of the rights and preferences provided herein.

(c) Penalty for Failure to Redeem Shares. If, following the fifth anniversary of the Original Issue Date, the Corporation fails to timely redeem all of the outstanding Series A Preferred Stock upon demand by the holders of no less than 60% of the then outstanding shares of Series A Preferred Stock (in accordance with this Section 7 hereof) within five (5) business days of its receipt of a notice requiring such redemption) a “Default Redemption Notice”), then the Series A Holder delivering such Default Redemption Notice shall be entitled to interest on the Redemption Price at a per annum rate equal to the lower of (x) the sum of prime rate published from time to time in the Wall Street Journal plus five percent (5%) and (y) the highest interest rate permitted by applicable law from the date of the Default Redemption Notice until the date of redemption hereunder. In the event that the Corporation is not able to redeem all of the shares of Series A Preferred Stock subject to Default Redemption Notices because of insufficient shareholders equity, restrictions under applicable law or pursuant to agreements, or lack of cash, the Corporation shall redeem shares of Series A Preferred Stock from each Series A Holder, to the maximum extent, pro rata, based on the total number of shares of Series A Preferred Stock included by such Series A Holder in the Default Redemption Notice relative to the total number of shares of Series A Preferred Stock in all of the Default Redemption Notices.

8.	NO REISSUANCE.

No shares of Series A Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be reissued and all such shares shall be canceled, retired and eliminated from the shares of Series A Preferred Stock which the Corporation shall be authorized to issue.

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9.	PROTECTIVE PROVISIONS.

(a) Required Consents. In addition to any other vote or consent required herein or by law, so long as the original purchasers of the Series A Preferred Stock or their affiliates own a majority of all Series A Preferred Stock then outstanding, the affirmative vote or written consent of the Series A Holders owning sixty percent (60%) of the outstanding Series A Preferred Stock, voting together as a separate class, shall be necessary for effecting or validating the following actions:

(i) Any amendment, alteration, repeal, or waiver of any provision of the Certificate of Incorporation of the Corporation, as in effect from time to time, or the Bylaws of the Corporation, that affects adversely the rights, preferences or privileges of the Series A Preferred Stock, except as otherwise herein contemplated;

(ii) Any disbursement of funds in excess of $2,000,000 in a single transaction or series of related transactions, or the incurrence or guarantee of debt in excess of an aggregate outstanding at any time of $1,000,000, in either case outside of the ordinary course of the Corporation’s business;

(iii) Any merger, consolidation, sale or change of control or any other corporate reorganization, including, but not limited to, transactions in which all or substantially all of the assets of the Corporation are sold, transferred or otherwise disposed of in a single transaction or series of related transactions or which results in the licensing of a substantial portion of the assets of the Corporation;

(iv) The appointment, termination or removal of the Chief Executive Officer of the Corporation;

(v) Any increase in the authorized number of members of the Corporation’s Board of Directors above five (5) members;

(vi) Any increase or decrease in the number of shares of any series or class of the Corporation’s capital stock which is authorized;

(vii) Entering into any transaction or transactions with affiliates of the Corporation, other than in the ordinary course of business.

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(viii) The creation of a new class or series of shares which have rights, preferences or privileges that are senior to, or are equivalent pari passu with, the rights, preferences or privileges of the Series A Preferred Stock;

(ix) Any action which adversely affects the rights, preferences or privileges of the Series A Preferred Stock, including an increase in the Common Stock or the creation of classes of Common Stock or shares convertible into Common Stock. In the event that the Company merges with or consolidates with another company and it is proposed that the Series A Preferred Stock will be exchanged for preferred shares of such company, such event shall be deemed to adversely affect the rights of the Series A Holders; or

(x) Any issuance of Common Stock or any securities convertible into Common Stock, or options therefor, which, if issued in full, would result in there being greater than 25 million shares of Common Stock outstanding.

(b) Preemptive Rights. The Series A Holders shall have such preemptive rights as are granted to them by the Corporation pursuant to written agreements.

10.	NO IMPAIRMENT

The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series A Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Series A Holders against impairment. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Series A Preferred Stock above the Conversion Price then in effect, and (b) will lake all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock on the conversion of all Series A Preferred Stock from time to time outstanding.

11.	MISCELLANEOUS.

(a) Notices. All notices, requests and other communications shall be in writing addressed to the Corporation at its principal office or to the Series A Holders at their addresses appearing on the stock ownership records of the

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Corporation and delivered by a nationally recognized overnight mail carrier, certified mail return receipt requested or facsimile. Any notice sent by nationally-recognized overnight mail carrier shall be deemed to be delivered on the expected date of delivery. Any notice sent by certified mail, return receipt requested, shall be deemed to be delivered three (3) days after mailing. Any notice sent by facsimile shall be deemed delivered upon the receipt by sender of written confirmation of transmission.

(b) Taxes on Shares Issued. The issuance of share certificates upon conversion or transfer of shares of Series A Preferred Stock shall be made without charge to the converting Holder for any tax in respect of the issuance thereof.

(c) Conversion Disputes. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock as are not disputed in accordance with the provisions hereof. If such dispute involves the calculation of the Conversion Price, the Corporation shall submit the disputed calculations, and shall permit any Holder to simultaneously submit its data and views, to an independent accounting firm of national reputation selected by the Corporation via facsimile within two (2) business days of receipt of the Conversion Notice. The accounting firm shall audit the calculations and notify the Corporation and the Holder of the results no later than two (2) business days from the date it receives the disputed calculations. The accounting firm’s calculation shall be deemed conclusive, absent manifest error. If applicable, the Corporation shall then issue the appropriate additional number of shares of Common Stock in accordance with the provisions hereof.

(d) Transfers; Replacement of Certificates.

(i) Transfers. Subject to any restrictions on transfer under applicable securities or other laws, shares of Series A Preferred Stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power or attorney properly executed, with transfer stamps (if necessary) affixed, and such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

(ii) Replacement Certificates. If any mutilated certificate representing Series A Preferred Stock is surrendered to the Corporation, or if a Series A Holder claims the certificate representing Series A Preferred Stock has been lost, destroyed or willfully taken, the Corporation shall issue a replacement certificate of like tenor and date if (A) the Series A Holder provided an indemnity bond or other security sufficient, in the reasonable judgment of the Corporation, to protect the

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Corporation and any authenticating agent and any of their officers, directors, employees or representatives from any loss which any of them may suffer if a certificate representing Series A Preferred Stock is replaced, and (B) the Series A Holder satisfies any other reasonable requirements of the Corporation.”

3. The foregoing amendment was adopted by the unanimous written consent of the shareholders of the Corporation entitled to vote thereon, which consent is dated January 12, 2000.

4. The total number of shares entitled to vote on the amendment was 3,312,500.

5. The number of shares voting for and against such amendment is as follows:

Number of Shares Voting for Amendment	Number of Shares Voting Against Amendment

3,312,500	0

*****

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IN WITNESS WHEREOF, the undersigned has signed this Certificate as of the 12th day of January, 2000.

NEXI-COM INC.

By:
Ira Baseman, President

STATE OF NEW JERSEY

DEPARTMENT OF TREASURY

FILING CERTIFICATION (CERTIFIED COPY)

NEX-I.COM INC.

I, the Treasurer of the State of New Jersey, do hereby certify, that the above named business did file and record in this department the below listed document(s) and that the foregoing is a true copy of the Certificate of Amendment as the same is taken from and compared with the original(s) filed in this office on the date set forth on each instrument and now remaining on file and of record in my office.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal at Trenton, this 16th day of August, 2012

Andrew P Sidamon-Eristoff State Treasurer
Certificate Number: 125754642 Verify this certificate online at https://www1.state.nj.us/TYTR_StandingCert/JSP/Verify_Cert.jsp

Page 1 of 1.

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF NEX-I.COM INC.

To:	Secretary of State

State of New Jersey

Pursuant to N.J.S.A. Sec. 14A: 9-4, the undersigned hereby certifies as follows:

1. The name of the Corporation is nex-i.com inc.

2. The Certificate of Incorporation of the Corporation is amended by deleting Paragraph THIRD in its entirety and replacing it with the following Paragraph THIRD:

“THIRD: (a) The total authorized capital stock of this Corporation shall be 160,000,000 shares, of which 130,000,000 shares shall be Common Stock, par value $.01 (the “Common Stock”), and 30,000,000 shares shall be Preferred Stock, par value $.01 per share (the “Preferred Stock”). Of such shares of Preferred Stock, 3,937,500 shares shall be designated Series A Convertible Participating Preferred Stock, par value $.01 per share, and 16,372,308 shares shall be designated Series B Convertible Participating Preferred Stock, par value $.01 per share. The Series A Convertible Participating Preferred Stack and the Series B Convertible Participating Preferred Stock shall have the relative rights, preferences and limitations set forth herein. Subject to the approval of certain shareholders as set forth herein, the Board of Directors of the Corporation (the “Board of Directors”) is authorized to adopt from time to time and to cause to he executed and filed without further approval of the shareholders amendments to this Certificate of Incorporation that divide the remainder of the preferred stock into classes or series and determine or change for any class or series its designation, number of shares, relative rights, preferences and limitations. All or any part of said shares may be issued by the Corporation from time to time for such consideration as may be determined and fixed by the Board of Directors, as provided by law.

(b) The rights, preferences and limitations relating to the Series A Convertible Participating Preferred Stock and the Series B Convertible Participating Preferred Stock are as follows:

1.	DESIGNATION AND AMOUNT.

The shares of the Series A Convertible Participating Preferred Stock, par value $.01 per share, shall be designated as the “Series A Preferred Stock.” The number of shares initially constituting the Series A Preferred Stock shall be 3,937,500. The shares of the Series B Convertible Participating Preferred Stock, par value $.01 per share, shall be designated as the “Series B Preferred Stock.” The number of shares initially constituting the Series B Preferred Stock shall be 16,372,308. The certificates representing the Series B Preferred Stock may be designated as “Series B-1,” “Series B-2” and “Series B-3” Preferred Stock in accordance with the date of issuance of such shares.

S822012
1552586	0100803240
1552587

2.	DIVIDENDS.

(a) Series A Preferred Stock and Series B Preferred Stock. The holders of the Series A Preferred Stock (the “Series A Holders”) and the holders of Series B Preferred Stock (the “Series B Holders” and, together with the Series A Holders, the “Preferred Holders”) shall be entitled to receive, when and as declared by the Board of Directors, out of any assets legally available therefor, cumulative dividends at the per share rate of eight percent (8%) of the applicable Preference Amount (as hereinafter defined) per annum on each share of Series A Preferred Stock and Series B Preferred Stock, payable quarterly on March 31, June 30, September 30 and December 31 of each year (each a “Dividend Payment Date”). Such dividends shall accrue on any given share from the date of the original issuance of such share, and such dividends shall accrue from day to day whether or not declared, based on the actual number of days elapsed whether or not there are funds legally available for the payment of such dividends. Dividends (or amounts equal to accrued and unpaid dividends) payable on the Series A Preferred Stock or Series B Preferred Stock for any period less than a full quarterly dividend period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period less than one month. Any dividend payable on the outstanding Series A Preferred Stock or Series B Preferred Stock on a Dividend Payment Date but not paid shall be added to the Preference Amount of such shares of Series A Preferred Stock and Series B Preferred Stock on such Dividend Payment Date.

(b) Junior Stock. As long as any Series A Preferred Stock or Series B Preferred Stock is outstanding, no dividends or other distributions for any dividend period (other than dividends payable in shares of, or warrants, rights or options exercisable for or convertible into shares of, Common Stock or any other capital stock of the Corporation ranking junior to the Series A Preferred Stock or Series B Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation including, without limitation, the Common Stock (“Junior Stock”), and cash in lieu of fractional shares of such Junior Stock in connection with any such dividends) will be paid on any Junior Stock unless: (i) full dividends on all outstanding shares of Series A Preferred Stock and Series B Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the payment date of such Junior Stock dividend or distribution and for the current dividend period; (ii) the Corporation is not in default on any of its obligations to redeem any outstanding shares of Series A Preferred Stock or Series B Preferred Stock; and (iii) all amounts have been paid, or set aside for payment, which are required to be paid with respect to all Preferred Redemption Rights and Put Rights for which election has been made by the Preferred Holders.

In addition, as long as any Series A Preferred Stock or Series B Preferred Stock is outstanding, no shares of any Junior Stock may be purchased, redeemed or otherwise acquired by the Corporation (except in connection with a reclassification or exchange of any Junior Stock through the issuance of other Junior Stock (and cash in lieu of fractional shares of such Junior Stock in connection therewith) or the purchase, redemption or other acquisition of any Junior Stock with any Junior Stock (and cash in lieu of fractional shares of such Junior Stock in connection therewith)) nor may any funds be set aside or made available for any sinking fund for the purchase or redemption of any Junior Stock unless: (i) full dividends on all outstanding shares of Series A Preferred Stock and Series B Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such purchase, redemption or acquisition and for the current dividend period; (ii) the Corporation is not in default on any of its obligations to redeem any outstanding shares of Series A Preferred Stock or Series B Preferred Stock; and (iii) all amounts have been paid, or set aside for payment, which are required to be paid with respect to all Preferred Redemption Rights and Put Rights for which election has been made by the Preferred Holders.

3.	LIQUIDATION.

(a) Rights. Subject to the conversion rights set forth in Section 5 hereof, upon a Liquidation (as hereinafter defined), after payment or provision for payment of the debts and other liabilities of the Corporation but prior to any distribution to the holders of Junior Stock, the Series A Holders and the Series B Holders shall be entitled to receive, out of the remaining assets of the Corporation available for distribution to its shareholders, with respect to each share of Series A Preferred Stock or Series B Preferred Stock, as the case may be, an amount equal to (i) $0.571429 per share with respect to each share of Series A Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like), (ii) the Series B Purchase Price (as defined below) with respect to each share of Series B Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like), plus, for the Series A Preferred Stock and the Series B Preferred Stock, an amount equal to any accrued but unpaid dividends (with dividends deemed accrued on a per diem basis through the date of such event and thereafter even if such event or any distribution is not on a Dividend Payment Date) (the “Preference Amount”). The “Series B Purchase Price” shall equal: (A) $1.25 per share with respect to each share of Series B Preferred Stock purchased pursuant to Section 1.1 of that certain Securities Purchase Agreement by and among the Corporation and the Series B Holders (the “Series B Purchase Agreement”); (B) the per share purchase price as determined in accordance with Section 5.4(a) of the Series B Purchase Agreement with respect to each share of Series B Preferred Stock purchased pursuant to Section 5.4(a) of the Series B Purchase Agreement; and (C) the per share exercise price as determined in accordance with Section 2 of that Warrant issued by the Corporation to each Series B Holder and to that certain Series A Holder to purchase shares of Series B Preferred Stock (the “Series B Preferred Stock Warrants”) with respect to each share of Series B Preferred Stock purchased pursuant to the Series B Preferred Stock Warrants. If upon any Liquidation the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the Series A Holders and the Series B Holders the full Preference Amounts to which they shall be entitled, the Series A Holders and the Series B Holders shall share pro rata in any distribution of assets in accordance with such full Preference Amounts. Once the Series A Holders and the Series B Holders have received the full Preference Amounts to which they are entitled, the remaining assets of the Corporation shall be distributed to the holders of the Corporation’s Common Stock, the Series A Holders and the Series B Holders, pro rata, with each Series A Holder and Series B Holder being treated as if it held the number of shares of Common Stock then issuable upon conversion of the shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, then held by it; provided, however, that in no event shall the amount received upon Liquidation by a Preferred Holder exceed (y) $0.571429 per share with respect to each share of Series A Preferred Stock, and (z) the Series B Purchase Price with respect to each share of Series B Preferred Stock, increased, in each case, by 40% per annum, compounded annually from the date of issuance to the date of such liquidation, less the amount of actual dividends per share, if any, received by the Preferred Holders with respect to each share of Series A Preferred Stock or Series B Preferred Stock prior to Liquidation; provided further, however, that if Liquidation occurs on or before the first eighteen month anniversary of the issuance of particular shares of Series A Preferred Stock and Series B Preferred Stock (other than pursuant to the exercise of the Series B Preferred Stock Warrants), the above limitation on the amount received upon Liquidation by the holders of such particular shares of Series A Preferred Stock and Series B Preferred Stock shall instead be limited to two and one-half times (y) $0.571429 per share with respect to each share of Series A Preferred Stock, and (z) the Series B Purchase Price with respect to each share of Series B Preferred Stock, in each case less the amount of actual dividends per share, if any, received by the Preferred Holders with respect to each share of Series A Preferred Stock or Series B Preferred Stock prior to Liquidation.

(b) Liquidation Defined. “Liquidation” means (i) any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, other than any dissolution, liquidation or winding up in connection with any reincorporation of the Corporation in another jurisdiction, and (ii) any Corporate Transaction (as hereinafter defined). As used herein, “Corporate Transaction” shall mean (i) any consolidation or merger of the Corporation with or into any other corporation or other entity or Person (as hereinafter defined), or any other corporate reorganization, in which the shareholders of the Corporation immediately prior to such consolidation, merger or reorganization own less than fifty percent (50%) of the Corporation’s voting power immediately after such consolidation, merger or reorganization, (ii) any transaction or series of related transactions in which in excess of fifty percent (50%) of the Corporation’s voting power is transferred, or (iii) a sale, lease, transfer or other disposition of all or substantially all of the assets of the Corporation. A “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

4.	VOTING RIGHTS.

(a) General. In addition to other rights provided herein or by law, the Series A Holders and the Series B Holders shall be entitled to vote on all matters submitted to the shareholders of the Corporation for vote or consent and will vote with the holders of Common Stock as one class, except that each class of capital stock of the Corporation shall have a separate class vote in addition thereto when required by law or by the provisions hereof. Each Series A Holder and Series B Holder shall be entitled to such number of votes as shall equal the number of whole shares of Common Stock into which such holder’s aggregate number of shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, would be convertible pursuant to Section 5.

(b) Election of Board of Directors. The Board of Directors shall consist of no less than four (4) and no more than seven (7) members. For so long as the Series A Holders are entitled to cast at least five percent (5%) of the number of votes which could be cast by all shareholders of the Corporation voting as a single class, assuming the exercise of all warrants, options and other rights to acquire voting securities of the Corporation, the Series A Holders, voting as a separate class, shall be entitled to elect one (1) member of the Board of Directors (the “Series A Director”) at each meeting or pursuant to each consent of the Corporation’s shareholders for the election of directors, and to remove from office such Series A Director and solely entitled to fill any vacancy caused by the resignation, death or removal of such Series A Director. For so long as the Series B Holders are entitled to cast at least five percent (5%) of the number of votes which could be cast by all shareholders of the Corporation voting as a single class, assuming the exercise of all warrants, options and other rights to acquire voting securities of the Corporation, the Series B Holders, voting as a separate class, shall be entitled to elect two (2) members of the Board of Directors (the “Series B Directors”) at each meeting or pursuant to each consent of the Corporation’s shareholders for the election of directors, and to remove from office such Series B Directors and solely entitled to fill any vacancy caused by the resignation, death or removal of such Series B Directors. For so long as either the Series A Holders or the Series B Holders are entitled to cast at least five percent (5%) of the number of votes which could be cast by all shareholders of the Corporation voting as a single class, assuming the exercise of all warrants, options and other rights to acquire voting securities of the Corporation, the holders of Common Stock, voting as a separate class, shall be entitled to elect one (1) member of the Board of Directors (the “Common Stock Director”) at each meeting or pursuant to each consent of the Corporation’s shareholders for the election of directors, and to remove from office such Common Stock Director and solely entitled to fill any vacancy caused by the resignation, death ox removal of such Common Stock Director. The Series A Holders, the Series B Holders and the holders of Common Stock, voting as one class, shall be entitled to elect all other members of the Board of Directors not subject to election as otherwise provided in this Section 4(b) at each meeting or pursuant to each consent of the Corporation’s shareholders for the election of directors, and to remove from office such directors and solely entitled to fill any vacancy caused by the resignation, death or removal of such directors.

5.	CONVERSION BY HOLDER.

(a) Rights. Upon the terms set forth in this Section 5, each Series A Holder and Series B Holder shall have the right, at such holder’s option, at any time, to convert any of such shares into the number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (i) the Preference Amount by (ii) the Conversion Price (as hereinafter defined), as last adjusted and then in effect. The conversion price per share (the “Conversion Price”) at which shares of Common Stock shall be issuable upon conversion of shares of Series A Preferred Stock shall be $0.571429 and upon conversion of shares of Series B Preferred Stock shall be the Series B Purchase Price, in each case subject to adjustment as set forth in Sections 5(d) and 5(e) below.

(b) Mechanics of Conversion. Any Series A Holder and any Series B Holder may exercise the conversion right pursuant to paragraph (a) above by delivering to the Corporation, at its principal office or at the office of its transfer agent, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice (the “Conversion Notice”) stating that the holder elects to convert such shares and stating the name or names (with addresses) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made (the “Effective Date”). As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and cash in respect of any fractional interest in a share of Common Stock as provided in Section 5(c) below. The Person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a shareholder of record on the applicable Effective Date unless the transfer books of the Corporation are closed on that date, in which event such Person shall be deemed to have become a shareholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Effective

Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock or Series B Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate for the number of shares of Series A Preferred Stock or Series B Preferred Stock representing the unconverted portion of the certificate so surrendered.

(c) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of shares of Series A Preferred Stock and Series B Preferred Stock. The number of full shares of Common Stock issuable upon conversion of Series A Preferred Stock and Series B Preferred Stock shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, to be converted, Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock and Series B Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of (i) the fair market value of one share of Common Stock on the Effective Date as determined in good faith by the Board of Directors and (ii) such fractional interest. The holders of fractional interests shall not be entitled to any rights as shareholders of the Corporation in respect of such fractional interests.

(d) Adjustment to the Conversion Price Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Conversion Price then in effect shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Conversion Price. The Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any subsequent Extraordinary Common Stock Event or Events. As used herein, the term “Extraordinary Common Stock Event” shall mean (i) the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock (i.e., a stock split), or (iii) a combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock (i.e., a reverse stock split).

(e) Adjustments to Conversion Price for Diluting Issues.

(i) Special Definitions. For purposes of this Section 5(e), the following definitions shall apply:

(A) “Convertible Securities” shall mean any evidence of indebtedness, stock (other than the shares of Series A Preferred Stock and Series B Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

(B) “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire (1) shares of any class or series of Common Stock or Preferred

Stock now or hereafter authorized (other than any shares of Common Stock that are excluded from the definition of “Additional Shares of Common Stock” by Section 5(e)(i)(C) hereof) or (2) any Convertible Securities.

(C) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 5(e)(iii) hereof, deemed to be issued) by the Corporation after the date of the issuance of the first share of Series B Preferred Stock (the “Series B Preferred Original Issuance Date”) other than shares of Common Stock issued or issuable at any time:

(1) upon the conversion of shares of the Series A Preferred Stock and Series B Preferred Stock;

(2) to officers, directors, employees of, or consultants to, or third parties doing business with, the Corporation or its subsidiaries, if any, pursuant to a stock grant, warrant grant, stock option plan, stock warrant plan, stock option agreement, stock purchase plan, stock purchase agreement or other similar stock agreement or arrangement approved by the Board of Directors (including the approval of the Series B Directors; provided that the affirmative vote of the Series B Directors shall not be required with respect to any grant, plan, agreement or arrangement disclosed in the Series B Purchase Agreement);

(3) as a dividend or distribution on the Common Stock; or

(4) in connection with a Strategic Alliance (as hereinafter defined) approved by the Board of Directors (including the approval of the Series B Directors). As used herein, “Strategic Alliance” shall mean a transaction in which the acquiror of the Corporation’s securities has a business relationship material to the Corporation independent of such acquiror’s acquisition of the Corporation’s securities as determined in good faith by the Board of Directors (including the approval of the Series B Directors).

(ii) No Adjustment of Conversion Price. No adjustment of the Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, such issue.

(iii) Deemed Issue of Additional Shares of Common Stock.

(A) If the Corporation at any time or from time to time after the Series B Preferred Original Issuance Date shall issue any Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, upon the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the date upon which such Options are granted or the Convertible Securities are actually issued, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 5(e)(iv) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such grant or issue, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(1) no further adjustment to the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities, except as provided in Section 5(e)(iii)(A)(2) below;

(2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the amount of consideration payable to the Corporation, or change in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price shall, upon any such change becoming effective, be recomputed to reflect an appropriate increase or decrease reflecting such change insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities, but only if as a result of such adjustment such Conversion Price as then in effect is not increased above the Conversion Price which would then have been in effect had such Options and such Convertible Securities never been granted or issued;

(3) upon the expiration of any such Options or rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price shall, upon such expiration, be recomputed (taking into account, without limitation, all issuances or deemed issuances of Common Stock during the applicable period) as if:

(I) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon the exercise of all such Options, plus the consideration actually received by the Corporation for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

(II) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been issued was the consideration actually received by the Corporation for the issue of all such Options, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(D) no readjustment pursuant to Sections 5(e)(iii)(A)(2) or (3) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) such Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

(E) in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in Section 5(e)(iii)(A)(3) above.

(iv) Determination of Consideration. For purposes of this Section 5(e), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A) Such consideration shall:

(1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation (after reduction for applicable, selling expenses and sales commissions) excluding amounts paid or payable for accrued interest or accrued dividends;

(2) insofar as it consists of property other than cash, be computed at the fair value thereof received by the Corporation at the time of such issue (after reduction for applicable selling expenses and sales commissions and related fees and costs), as determined in good faith by the Board of Directors; and

(3) in the event Additional Shares of Common Stock are issued together with other shares of securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in Sections 5(e)(iv)(A)(I) and (2) above, as determined in good faith by the Board of Directors.

(B) The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5(e)(iii)(A) hereof, relating to Options and Convertible Securities, shall be determined by dividing:

(1) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities (after reduction for applicable selling expenses and sales commissions and related fees and costs), plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon exercise of such Options or the conversion or exchange of such Convertible Securities.

(C) Any Additional Shares of Common Stock deemed to have been issued relating to stock dividends and stock subdivisions shall be deemed to have been issued for no consideration and will be treated as an Extraordinary Common Stock Event under Section 5(d) hereof.

(v) Adjustment of Conversion Price upon Issuance of Additional Shares of Common Stock. If the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5(e)(iii) hereof) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then, and in each such event, the then existing Conversion Price shall be reduced, as of the opening of the business on the date of such issue, to a price determined by multiplying the Conversion Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as hereinafter defined) immediately prior to such issue, plus (B) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and (ii) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as hereinafter defined) immediately prior to such issue plus the total number of Additional Shares of Common Stock so issued (it being expressly understood that the Conversion Price of Series B Preferred Stock acquired upon the exercise of the Series B Preferred Stock Warrants shall be adjusted as if such Series B Preferred Stock had been acquired at the exercise price at the time of the issuance of the Series B Preferred Stock Warrants). For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding and (B) the number of shares of Common Stock into which the then outstanding shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, could be converted if fully converted on the day immediately preceding the given date.

(f) Capital Reorganization or Merger. In the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from no par value to par value or from par value to no par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Corporation (other than a Corporate Transaction), each share of Series A Preferred Stock and Series B Preferred Stock shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the

Corporation or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such share of Series A Preferred Stock and Series B Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive, reorganizations, reclassifications, consolidations or mergers. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the Series A Holders and the Series B Holders after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Preferred Stock and the Series B Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(g) Proper Provision. Notwithstanding anything contained herein to the contrary, the Corporation will not effect any capital reorganization or reclassification of outstanding shares of Common Stock or any Corporate Transaction unless, prior to the consummation thereof, (a) proper provision is made to ensure that the Series A Holders and Series B Holders will be entitled to receive the benefits afforded by this Section 5 and (b) if, following such capital reorganization or reclassification of outstanding shares of Common Stock or Corporate Transaction, one or more entities other than the Corporation shall be required to deliver securities or other property upon the conversion of the Series A Preferred Stock or Series B Preferred Stock, such entity or entities shall assume, by written instrument delivered to each Series A Holder or Series B Holder, the obligation to deliver to such holder the securities and property to which, in accordance with the foregoing provisions, such holder is entitled.

(h) Certain Events. If any event occurs of the type contemplated by the provisions of Sections 5(d), 5(e) or 5(f) but not expressly provided for by such provisions, then the Board of Directors shall make an appropriate adjustment in the Conversion Price and the number of shares of Common Stock obtainable upon conversion of the Series A Preferred Stock and Series B Preferred Stock so as to protect the rights of the Series A Holders and Series B Holders; provided that no such adjustment shall increase the applicable Conversion Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 5.

(i) Inspection of Records. Whenever the Conversion Price shall be adjusted as provided in this Section 5, the Corporation shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Corporation, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each Series A Holder and Series B Holder at such holder’s address appearing on the Corporation’s records. Where appropriate, such copy may be given in advance and may be included as part of any notice required to be mailed under the provisions of Section 5(j) below.

(j) Notice. If the Corporation shall propose to take any action of the types described in Sections 5(d), 5(e) or 5(f) above or any action that constitutes a Liquidation, the Corporation shall give notice to each Series A Holder and each Series B Holder, in the manner set forth in Section 5(i) above, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series A Preferred Stock or Series B Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in case of all other action, such notice shall be given at least twenty (20) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(k) Reservation of Common Stock. The Corporation shall reserve, and at all times from and after the respective dates of issuance keep reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock and Series B Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series A Preferred Stock and Series B Preferred Stock. Upon the issuance of the Series A Preferred Stock or Series B Preferred Stock or securities convertible into or exercisable for such Series A Preferred Stock and Series B Preferred Stock, the Corporation shall reserve the number of shares of its authorized but unissued Common Stock that represents product of the number of shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock and Series B Preferred Stock or securities convertible into or exercisable for such Series A Preferred Stock or Series B Preferred Stock multiplied by a factor of 2 (the “Required Reserved Shares”) for the conversion of such shares of Series A Preferred Stock and Series B Preferred Stock into Common Stock. At such time or times as the number of shares reserved for conversion represents less than or equal to the product of the number of issued and outstanding shares of Series A Preferred Stock and Series B Preferred Stock or securities convertible into or exercisable for such Series A Preferred Stock and Series B Preferred Stock multiplied by a factor of 1.2, the Corporation shall take the appropriate corporate action to increase and reserve the number of authorized but unissued shares of Common Stock by an amount sufficient to equal the Required Reserved Shares.

(l) Determination of Fair Value by Board of Directors. Any determination of the fair value or form of consideration to be received by the Corporation for the issuance of Additional Shares made by the Board of Directors pursuant to Section 5(e)(iv) hereof shall be accompanied by written notice (the “Consideration Notice”) to each Series A Holder and Series B Holder within five (5) days of such determination. If a majority of the Series A Holders and Series B Holders, voting together as a class, elect to contest the determination of the Board of Directors (the “Contesting Holders”), such Contesting Holders shall provide written notice of such election (the “Election Notice”) to the Board of Directors within ten (10) days of receipt of the Consideration Notice. In such event, the determination of the fair value and form of consideration shall be made by a disinterested independent qualified arbitrator mutually acceptable to the Board of Directors and the Contesting Holders. If the parties are unable to agree upon the selection of an arbitrator within ten (10) days after the date of the Election Notice, the parties shall, by the fifteenth (15th) day after the date of the Election Notice, each select an arbitrator to determine the fair value and form of the consideration. Each arbitrator so selected shall furnish the parties with a written appraisal within twenty (20) days of its selection. If the appraisal of the arbitrator selected by the Board of Directors is within ten percent (10%) of the appraisal of the arbitrator selected by the Contesting Holders, the fair value and form of the consideration shall be the average of the two appraisals. If the two arbitrators are not within ten percent (10%) as described in the prior sentence, the arbitrators shall, within ten (10) days after the issuance of their respective reports, select a third arbitrator to determine the fair value and form of the consideration. The third arbitrator shall issue a written appraisal within twenty (20) days of its selection. The jointly-selected arbitrator’s appraisal, the average of the two appraisals of the separately selected arbitrators if within ten percent (10%) percent of one another or the appraisal of the arbitrator selected by the other two arbitrators, as the case may be, shall be final and binding upon the parties with respect to the determination of the fair value and form of consideration (the “Binding Appraisal”). The cost and expenses of the arbitrators shall be borne one-half by the Corporation and one-half by the Contesting Holders, pro rata.

6.	AUTOMATIC CONVERSION.

(a) Qualified Public Offering. Upon the consummation of the first underwritten public offering of Common Stock by an underwriter of national reputation for the account of the Corporation pursuant to a registration statement filed under the Securities Act of 1933, as amended, in which (i) the price per share is not less than $10.00 per share (such price subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or similar such event involving a change in the Common Stock), and (ii) the net cash proceeds to the Corporation (after underwriting discounts, commissions and fees) are at least $25,000,000 (a “Qualified Public Offering”), each share of Series A Preferred Stock and Series B Preferred Stock then outstanding shall be, by virtue of and simultaneously with the consummation of such Qualified Public Offering, automatically converted into fully paid and nonassessable shares of Common Stock pursuant to the terms and conditions of Section 5 hereof.

(b) Election of Series A Holders and Series B Holders. Each share of Series A Preferred Stock and Series B Preferred Stock then outstanding shall automatically be converted into fully paid and nonassessable shares of Common Stock pursuant to the terms and conditions of Section 5 hereof upon the affirmative election of the holders of at least sixty percent (60%) of the outstanding Series A Preferred Stock and Series B Preferred Stock, voting together as a single class.

(c) Mechanics of Conversion. In connection with any automatic conversion pursuant to this Section 6 and upon delivery to the Corporation of the certificate or certificates for the shares of Series A Preferred Stock and Series B Preferred Stock which have been converted, duly endorsed or assigned in blank to the Corporation (if required by it), the Corporation shall issue and deliver to or upon the written order of each Series A Holder or Series B Holder, as the case may be, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, and a cash amount in respect of any fractional interest in a share of Common Stock as provided in Section 6(d) below. The Person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a shareholder of record on the date of consummation of the Qualified Public Offering or the date of the election of the Series A Holders or Series B Holders as provided in Section 6(b), and on such date the shares of Series A Preferred Stock or Series B Preferred Stock shall cease to be outstanding, whether or not the certificates representing such shares have been received by the Corporation.

(d) Fractional Shares. The provisions set forth in Section 5(c) shall apply to the conversion of Series A Preferred Stock or Series B Preferred Stock pursuant to this Section 5(d) in the same manner as they apply to the conversion of Series A Preferred Stock or Series B Preferred Stock pursuant to Section 5.

7.	MANDATORY REDEMPTION.

(a) Series A Redemption. The holders of at least sixty percent (60%) of the then outstanding shares of Series A Preferred Stock, voting together as a class, may require the Corporation, to the extent it may lawfully do so, to redeem all of the outstanding Series A Preferred Stock at any time after January 14, 2005. The Series A Holders may exercise such right by delivery to the Corporation of a notice stating that the requisite percentage of Series A Holders have elected to require redemption and setting forth a date on which such redemption shall be made (the “Series A Redemption Date”) which date shall be not less than sixty (60) days after delivery of such notice. The Corporation shall effect such redemption on the Series A Redemption Date by paying in cash in exchange for the shares of Series A Preferred Stock to be redeemed a sum equal to the Preference Amount per share of Series A Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like), The amount to be paid for the Series A Preferred Stock is hereinafter referred to as the “Series A Redemption Price.”

(b) Series B Redemption. The holders of at least sixty percent (60%) of the then outstanding shares of Series B Preferred Stock, voting together as a class, may require the Corporation, to the extent it may lawfully do so, to redeem all of the outstanding Series B Preferred Stock at any time after January 14, 2005. The Series B Holders may exercise such right by delivery to the Corporation of a notice stating that the requisite percentage of Series B Holders have elected to require redemption and setting forth a date on which such redemption shall be made (the “Series B Redemption Date” and, together with the Series A Redemption Date, the “Redemption Date”) which date shall be not less than sixty (60) days after delivery of such notice. The Corporation shall effect such redemption on the Series B Redemption Date by paying in cash in exchange for the shares of Series B Preferred Stock to be redeemed a sum equal to the Preference Amount per share of Series B Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like). The amount to be paid for the Series B Preferred Stock is hereinafter referred to as the “Series B Redemption Price,” and, together with the Series A Redemption Price, as the “Redemption Price.”

(c) Procedure. Within five (5) days of receipt of notice that any Preferred Holders have elected to require redemption of their shares of Series A Preferred Stock or Series B Preferred Stock, the Corporation shall provide written notice to the non-electing Preferred Holders, which Preferred Holders may elect to require redemption of shares of Preferred Stock held by them simultaneously with the electing Preferred Holders. At least fifteen (15) days but no more than thirty (30) days prior to the respective Redemption Date, the Corporation shall send a notice (a “Redemption Notice”) to all Series A Holders and Series B Holders, setting forth (A) the Redemption Price and (B) the place at which the Holders may obtain payment of the Redemption Price upon surrender of their share certificates. If the Corporation does not have sufficient funds legally available to redeem all shares to be redeemed on the Redemption Date, then it shall redeem such shares pro rata based upon the respective Redemption Prices to the extent possible and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available, On or after the Redemption Date each Holder shall surrender such holder’s certificates representing such holder’s Preferred Stock to the Corporation in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the Person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after the respective Redemption Date unless there shall have been a default in payment of the Redemption Price or the Corporation is unable to pay the Redemption Price because it does not have sufficient legally available funds, all rights of the Series A Holders or Series B Holders as holders of Series A Preferred Stock or Series B Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificates) shall cease and terminate; provided that in the event that shares of Preferred Stock are not redeemed because of a default in payment by the Corporation or because the Corporation does not have sufficient legally available funds, such shares of Preferred Stock shall remain outstanding and shall be entitled to all of the rights and preferences provided herein.

(d) Penalty for Failure to Redeem Shares. If the Corporation fails to redeem all of the outstanding Series A Preferred Stock or Series B Preferred Stock upon demand by the holders (in accordance with this Section 7 hereof) by the applicable Redemption Date, then, beginning ten (10) business days after receipt by the Corporation of a notice after said Redemption Date (a “Default Redemption Notice”), each holder shall be entitled to interest on the Redemption Price at a per annum rate equal to the lower of (x) the sum of prime rate published from time to time in the Wall Street Journal plus ten percent (10%) and (y) the highest interest rate permitted by applicable law from the date of the Default Redemption Notice until the date of redemption hereunder. In the event that the Corporation is not able to redeem all of the shares of Preferred Stock subject to Default Redemption Notices because of insufficient shareholders equity, restrictions under applicable law or pursuant to agreements, or lack of cash, the Corporation shall redeem shares of Series A Preferred Stock and Series B Preferred Stock from each holder, to the maximum extent, pro rata, based on the respective Redemption Price unless such holder elects to opt out of such redemption.

8.	PUT RIGHTS

(a) Put Rights of Series A Holders. Upon the election of a majority of the outstanding Series A Preferred Stock, the Series A Holders may at any time after January 14, 2006 (the “Preferred A Put Date”) require the Corporation to purchase, and the Corporation shall purchase, any outstanding Series A Preferred Stock at a purchase price equal to the greater of (i) the appraised fair market value of the Series A Preferred Stock on an as-converted basis as determined in accordance with the procedure set forth in Section 5(1), substituting the Series A Holders for Contesting Holders, and (ii) the Preference Amount of the Series A Preferred Stock (the “Series A Put Rights”). In the event that (A) Ira Baseman voluntary terminates his full-time employment with the Corporation prior to January 14, 2002 or (B) Ira Baseman voluntarily terminates his full-time employment with the Corporation after January 14, 2002 and the Series B Purchasers exercise their Series B Put Rights (as defined in Section 8(b)) pursuant to Section 8(b), the Series A Put Date shall be accelerated to the date of such termination.

(b) Put Rights of Series B Holders. Upon the election of a majority of the outstanding Series B Preferred Stock, the Series B Holders may at any time after July 26, 2006 (the “Preferred B

Put Date”) require the Corporation to purchase, and the Corporation shall purchase, any outstanding Series B Preferred Stock at a purchase price equal to the greater of (i) the appraised fair market value of the Series B Preferred Stock on an as-converted basis as determined in accordance with the procedure set forth in Section 5(1), substituting the Series B Holders for Contesting Holders, and (ii) the Preference Amount of the Series B Preferred Stock (the “Series B Put Rights” and, together with the Series A Put Rights, the “Put Rights”). In the event that (A) Ira Baseman voluntary terminates his full-time employment with the Corporation or (B) the Series A Purchasers exercise their Series A Put Rights pursuant to Section 8(a), the Series B Put Date shall be accelerated to the date of such termination or the Series A Put Date, as applicable.

(c) Mechanics of Put Rights. The Series A Holders or the Series B Holders holding a majority of the outstanding Series A Preferred Stock or Series B Preferred Stock, as applicable, may exercise the applicable Put Right described in Section 8(a) or 8(b) by delivering to the Corporation, at its principal office, written notice (the “Put Notice”) stating that the Preferred Holders participating in the Put Notice require the Corporation to purchase all outstanding shares of Preferred Stock held by such Preferred Holders. Within thirty (30) days of receipt of the Put Notice, the Corporation shall determine the fair market value of such Preferred Stock and shall send a notice (the “Purchase Notice”) to all Preferred Holders, which Preferred Holders may elect to require that any shares of Preferred Stock held by them be purchased simultaneously with the shares included in the Put Notice, and such shares shall be deemed included in the Put Notice, setting forth (A) the applicable purchase price and (B) the place at which the Preferred Holders may obtain payment upon surrender of their share certificates. If the Corporation does not have sufficient funds legally available to purchase all shares subject to the Put Notice, then it shall purchase such shares pro rata based upon the respective purchase prices to the extent possible and shall purchase the remaining shares subject to the Put Notice as soon as sufficient funds are legally available. On the date set forth for purchase in the Purchase Notice, which date shall be no more than forty-five (45) days from the Corporation’s receipt of the Put Notice (the “Purchase Date”), each Preferred Holder electing to exercise its Put Rights shall surrender such Holder’s certificates representing Preferred Stock to the Corporation in the manner and at the place designated in the Purchase Notice, and thereupon the purchase price of such shares shall be payable to the order of the Person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after the respective Purchase Date unless there shall have been a default in payment of the purchase price or the Corporation is unable to pay the purchase price because it does not have sufficient legally available funds, all rights of the Series A Holders or Series B Holders as holders of the Series A Preferred Stock or Series B Preferred Stock which is subject to the Put Notice (except the right to receive the purchase price without interest upon surrender of their certificates) shall cease and terminate; provided that in the event that shares of Preferred Stock are not purchased because of a default in payment by the Corporation or because the Corporation does not have sufficient legally available funds, such shares of Preferred Stock shall remain outstanding and shall be entitled to all of the rights and preferences provided herein.

(d) Determination of Fair Market Value. Determination of the fair market value of shares of Series A Preferred Stock or Series B Preferred Stock for purposes of the Put Rights set forth in this Section 8 shall be made by a disinterested independent qualified arbitrator mutually acceptable to the Board of Directors and the Preferred Holders who deliver the Put Notice in accordance with the procedures set forth in Section 5(1), substituting the Preferred Holders exercising their Put Rights for Contesting Holders.

9.	NO REISSUANCE.

No shares of Series A Preferred Stock or Series B Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be reissued and all such shares shall be canceled, retired and eliminated from the shares of Series A Preferred Stock or Series B Preferred Stock which the Corporation shall be authorized to issue.

10.	PROTECTIVE PROVISIONS.

(a) Required Consents of Preferred Holders. In addition to any other vote or consent required herein or by law, the affirmative vote or written consent of the Series A Holders and Series B Holders owning a majority of the outstanding Series A Preferred Stock and Series B Preferred Stock, voting together as a class, shall be necessary for effecting or validating the following actions:

(i) Any amendment, alteration, repeal, or waiver of any provision of the Certificate of Incorporation of the Corporation, as in effect from time to time, or the Bylaws of the Corporation (provided, however, that any action which affects adversely the rights, preferences or privileges of either class of Preferred Stock shall also require the vote or consent of the holders of such class of Preferred Stock);

(ii) A Liquidation;

(iii) Any increase in the authorized number of members of the Corporation’s Board of Directors to more than five (5) members;

(iv) Any increase or decrease in the number of shares of any series or class of the Corporation’s capital stock which is authorized;

(v) The creation of a new class or series of shares which have rights, preferences or privileges that are senior to, or are equivalent pari passu with, the rights, preferences or privileges of the Series A Preferred Stock and the Series B Preferred Stock (provided, however, that any action which affects the rights, preferences or privileges of either class of Preferred Stock shall also require the vote or consent of the holders of such class of Preferred Stock);

(vi) Any action which adversely affects the rights, preferences or privileges of the Series A Preferred Stock and the Series B Preferred Stock, including an increase in the Common Stock or the creation of classes of Common Stock or shares convertible into Common Stock. In the event that the Corporation merges with or consolidates with another company and it is proposed that the Preferred Stock will be exchanged for preferred shares of such company, such event shall be deemed to adversely affect the rights of the holders of such Preferred Stock (provided, however, that any action which affects adversely the rights, preferences or privileges of either class of Preferred Stock shall also require the vote or consent of the holders of such class of Preferred Stock);

(vii) The redemption or repurchase of stock or options to purchase stock of the Corporation by the Corporation (other than the redemption of the Series A and Series B Preferred Stock as provided in this Paragraph THIRD and the repurchase of stock or options from former employees and consultants of the Corporation pursuant to repurchase agreements which have been approved by the Board of Directors (including approval of the Series B Directors));

(viii) Any issuance of Common Stock or Preferred Stock or any securities convertible into Common Stock or Preferred Stock (other than pursuant to plans approved by the Board of Directors prior to the Series B Preferred Original Issuance Date); or

(ix) Any declaration or payment or any dividends or distribution upon any of Common Stock or other equity securities except for (A) dividends payable on the Series A Preferred Stock or Series B Preferred Stock pursuant to Section 2 hereof, and (B) dividends payable in shares of Common Stock issued upon outstanding shares of Common Stock in accordance with Section 2 hereof.

(b) Required Consents of Series B Directors. In addition to any other vote or consent required herein or by law, the affirmative vote or written consent of the Series B Directors shall be necessary for effecting or validating the following actions:

(i) Any disbursement of funds in excess of $2,000,000 in a single transaction or series of related transactions, or the incurrence or guarantee of debt in excess of an aggregate outstanding at any time of $1,000,000, in either case outside of the ordinary course of the Corporation’s business;

(ii) The appointment, termination or removal of the Chief Executive Officer of the Corporation;

(iii) Entering into any transaction or transactions with (i) any of the Corporation’s officers, directors, shareholders, executives or Affiliates (as hereinafter defined), (ii) any such Person’s spouse, sibling lineal ancestor or descendant, or spouse’s sibling or lineal ancestor or descendant, or (iii) any entity in which any Person described in (i) or (ii) above directly or indirectly owns a beneficial interest. An “Affiliate” of any Person shall mean any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of this definition, “control” shall include the direct or indirect ownership of 10% or more of the voting securities or interests of such Person;

(iv) The acquisition of any company or business;

(v) The sale, disposal or conveyance in any single or related series of sales, dispositions or conveyances of any material line of business of the Corporation;

(vi) The adoption of annual operating and capital budgets;

(vii) Any capital expenditures that represent more than 110% of the then-current annual capital expenditure budget as approved by the Board of Directors;

(viii) Any material change in the primary business activity of the Corporation;

(ix) Any individual contract or lease other than in the ordinary course of business which calls for the Corporation to commit more than $250,000 in expenses in any one year;

(x) Any change in the use of proceeds from the sale of the Series B Preferred Stock;

(xi) The creation of any subsidiary;

(xii) The investment in any partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or similar entity; or

(xiii) Except pursuant to a transaction which constitutes a Liquidation, any sale, disposal or conveyance in any single or related series of sales, dispositions or conveyances, of any assets of the Corporation not in the ordinary course of business if the aggregate fair market value (determined in good faith by the Board of Directors) of all assets (taking into account all liabilities related to such assets) so sold, disposed of or conveyed by the Corporation would exceed $250,000. Notwithstanding this subsection 10(b)(xiii), no assets of the Corporation shall be sold, disposed of or otherwise conveyed at less than fair market value (determined in good faith by the Board of Directors).

(c) Preemptive Rights. The Series A Holders and Series B Holders shall have such preemptive rights as are granted to them by the Corporation pursuant to written agreements in effect as of the Initial Closing Date (as defined in the Series B Purchase Agreement).

11.	NO IMPAIRMENT

The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series A Preferred Stock and Series B Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Series A Holders and Series B Holders against impairment. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Series A Preferred Stock or the Series B Preferred Stock above the applicable Conversion Price then in effect, and (b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock on the conversion of all Series A Preferred Stock and Series B Preferred Stock from time to time outstanding.

12.	MISCELLANEOUS.

(a) Notices. All notices, requests and other communications shall be in writing addressed to the Corporation at its principal office or to the Series A Holders and Series B Holders at their addresses appearing on the stock ownership records of the Corporation and delivered by a nationally recognized overnight mail carrier, certified mail return receipt requested or facsimile. Any notice sent by nationally-recognized overnight mail carrier shall be deemed to be delivered on the expected date of delivery. Any notice sent by certified mail, return receipt requested, shall be deemed to be delivered three (3) days after mailing. Any notice sent by facsimile shall be deemed delivered upon the receipt by sender of written confirmation of transmission.

(b) Taxes on Shares Issued. The issuance of share certificates upon conversion or transfer of shares of Series A Preferred Stock and Series B Preferred Stock shall be made without charge to the converting holder for any tax in respect of the issuance thereof.

(c) Conversion Disputes. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock as are not disputed in accordance with the provisions hereof. If such dispute involves the calculation of the Conversion Price, the Corporation shall submit the disputed calculations, and shall permit any Holder to simultaneously submit its data and views, to an independent accounting firm of national reputation selected jointly by the Board of Directors and holder via facsimile within two (2) business days of receipt of the Conversion Notice. The accounting firm shall audit the calculations and notify the Corporation and the Holder of the results no later than two (2) business days from the date it receives the disputed calculations. The accounting firm’s calculation shall be deemed conclusive, absent manifest error. If applicable, the Corporation shall then issue the appropriate additional number of shares of Common Stock in accordance with the provisions hereof.

(d) Transfers; Replacement of Certificates.

(i) Transfers. Subject to any restrictions on transfer under applicable securities or other laws, shares of Preferred Stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power or attorney properly executed, with transfer stamps (if necessary) affixed, and such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

(ii) Replacement Certificates. If any mutilated certificate representing Preferred Stock is surrendered to the Corporation, or if a holder claims the certificate representing Preferred Stock has been lost, destroyed or willfully taken, the Corporation shall issue a replacement certificate of like tenor and date if (A) the holder provided an indemnity bond or other security sufficient, in the reasonable judgment of the Corporation, to protect the Corporation and any authenticating agent and any of their officers, directors, employees or representatives from any loss which any of them may suffer if a certificate representing Preferred Stock is replaced, and (B) the holder satisfies any other reasonable requirements of the Corporation.”

The foregoing amendment was adopted by the unanimous written consent of the shareholders of the Corporation entitled to vote thereon, which consent is dated July 24, 2000.

The total number of shares entitled to vote on the amendment was 7,250,000.

The number of shares voting for and against such amendment is as follows:

	For	Against

Common	3,312,500	0
Series A Preferred	3,937,500	0

Total	7,250,000	0

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Amendment as of the 25th day of July, 2000.

NEX-I.COM INC.

By:
	Name:	Brian J. Fitzpatrick
	Title:	Executive Vice President/CFO EVP/CFO

STATE OF NEW JERSEY

DEPARTMENT OF TREASURY

FILING CERTIFICATION (CERTIFIED COPY)

NEX-I.COM INC.

I, the Treasurer of the State of New Jersey, do hereby certify, that the above named business did file and record in this department the below listed document(s) and that the foregoing is a true copy of the Certificate of Amendment as the same is taken from and compared with the original(s) filed in this office on the date set forth on each instrument and now remaining on file and of record in my office.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal at Trenton, this 16th day of August, 2012

Andrew P Sidamon-Eristoff State Treasurer
Certificate Number: 125754659 Verify this certificate online at https://www1.state.nj.us/TYTR_StandingCert/JSP/Verify_Cert.jsp

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CERTIFICATE OF MERGER MERGING EUREKA TELECOMMUNICATIONS II, INC. (a New Jersey corporation) INTO NEX-I.COM INC. (a New Jersey corporation)	0100841050

TO:	DIVISION OF REVENUE

CORPORATE FILING UNIT

STATE TREASURER

STATE OF NEW JERSEY

Pursuant to the provisions of Section 14A:10-1 of the Business Corporation Act of the State of New Jersey, Eureka Telecommunications II, Inc., a New Jersey corporation and nex-i.com inc., a New Jersey corporation:

DO HEREBY CERTIFY:

FIRST: That nex-i.com inc. (the “Surviving Corporation”) is duly organized and existing pursuant to the Business Corporation Act of the State of New Jersey and that Eureka Telecommunications II, Inc. (the “Merging Corporation”) is duly organized and existing pursuant to the Business Corporation Act of the State of New Jersey.

SECOND: That the Board of Directors of the Merging Corporation duly approved, by unanimous written consent dated February 2, 2001, the Plan of Merger attached hereto as Exhibit A (the “Plan of Merger”), and determined to merge the Merging Corporation into the Surviving Corporation on the conditions set forth in the Plan of Merger. The Board of Directors of the Surviving Corporation, duly approved by unanimous written consent dated January 31, 2001, the Plan of Merger and determined to merge the Merging Corporation into the Surviving Corporation on the conditions set forth in the Plan of Merger.

THIRD: That the Plan of Merger is on file at the principal place of business of the Surviving Corporation at 29 Emmons Drive, Building B, Princeton, New Jersey 08540.

FOURTH: That a copy of the Plan of Merger will be furnished, at the cost of the Surviving Corporation, to the shareholders of the Merging Corporation upon its request.

FIFTH: That the Certificate of Incorporation of the Surviving Corporation shall be amended and restated to read as did the Certificate of Incorporation of the Merging Corporation immediately prior to the effective date of the Merger (except that the name of the Surviving Corporation will remain unchanged).

S904336	0100803240
J1725213

SIXTH: That the effective date of the merger shall be upon the filing of this Certificate of Merger with the Division of Revenue, Corporate Filing Unit, Office of State Treasurer, State of New Jersey.

SEVENTH: That immediately prior to the effective date of the merger, the Surviving Corporation has issued and outstanding 3,312,500 shares of common stock, $.01 par value per share (“Common Stock”), 3,937,500 shares of Series A Convertible Participating Preferred Stock, par value $.01 per share (“Series A Stock”), and 9,680,000 shares of Series B Convertible Participating Preferred Stock, par value $.01 per share (“Series B Stock”), of which all of the outstanding Common Stock, all of the Series A Stock and all of the Series B Stock have voted, both together and each as a class, on February 1, 2001, to adopt and ratify the Plan of Merger. That immediately prior to the Effective Date, the Merging Corporation has issued and outstanding 100 shares of capital stock, no par value, of which 100 shares of outstanding capital stock have voted by the consent of the sole shareholder, on February 2, 2001, to adopt and ratify the Plan of Merger.

IN WITNESS WHEREOF, said Surviving Corporation has caused this Certificate of Merger to be signed by the President and said Merging Corporation has caused this Certificate of Merger to be signed by the Chairman, this 5th day of February, 2001.

Surviving Corporation:

NEX-I.COM, INC.

BY:
Name:	Ira A. Baseman
Title:	President

Merging Corporation:

EUREKA TELECOMMUNICATIONS II, INC.

By:
Name:	Jeffrey Ginsberg
Title:	Chairman

[ILLEGIBLE]

Exhibit A

PLAN OF MERGER

OF

EUREKA TELECOMMUNICATIONS II, INC.

(a New Jersey corporation)

WITH AND INTO

NEX-I.COM INC.

(a New Jersey corporation)

This PLAN OF MERGER (the “Plan of Merger”) by and among nex-i.com inc., a New Jersey corporation, and Eureka Telecommunications II, Inc., a New Jersey corporation, pursuant to the provisions of Section 14A:10-1 of the Business Corporation Act of the State of New Jersey shall be effective upon the filing of the Certificate of Merger with the Division of Revenue, Corporate Filing Unit, Office of State Treasurer, State of New Jersey.

I. The name of the merging corporation is Eureka Telecommunications II, Inc., a New Jersey corporation (“Merging Corporation”).

II. The name of the surviving corporation is nex-i.com inc., a New Jersey corporation (“Surviving Corporation”).

III. The terms and conditions of the proposed merger are as follows:

a. From and after the effective time of merger (the “Effective Time”), (i) all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to the Surviving Corporation or the Merging Corporation shall be taken and deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed; and all property, rights and privileges, immunities, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation, as they were of the Surviving Corporation and the Merging Corporation, and (ii) all debts, liabilities, duties and obligations of the Surviving Corporation and the Merging Corporation shall become the debts, liabilities, duties and obligations of the Surviving Corporation and the Surviving Corporation shall thenceforth be responsible and liable for all the debts, liabilities, duties and obligations of the Surviving Corporation and the Merging Corporation and neither the rights of creditors nor any liens upon the property of the Surviving Corporation and the Merging Corporation shall be impaired by the Merger, and may be enforced against the Surviving Corporation.

b. Each issued and outstanding share of capital stock of the Merging Corporation shall be converted into and exchanged for one fully paid and nonassessable share of common stock of the Surviving Corporation.

c. All shares of capital stock of the Surviving Corporation that are owned directly or indirectly by the Surviving Corporation and each share of capital stock issued and held in the Surviving Corporation’s treasury shall be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

d. Each of the issued and outstanding shares of the Surviving Corporation’s common stock immediately prior to the Effective Time shall be canceled and extinguished and no consideration shall be delivered in exchange therefor and the issued and outstanding shares of the Surviving Corporation’s preferred stock shall be exchanged by Eureka Broadband Corporation, a Delaware corporation and parent of the Merging Corporation (“EurekaGGN”) for (i) 2,362,623 shares of unregistered EurekaGGN Series B Cumulative Convertible Preferred Stock, par value $.001 per share, 2,187,352 shares of unregistered EurekaGGN Series C Preferred Stock, par value $.001 per share, and 537,326 shares of unregistered EurekaGGN Series D Cumulative Convertible Preferred Stock, par value $.001 per share (collectively, “EurekaGGN Stock”) and (ii) $4,000,000 in convertible promissory notes.

e. No fraction of a share of Eureka Stock will be issued. Calculations which result in a fractional share equal to 0.5 or more of a share will be rounded up to the nearest whole share of Eureka Stock and calculations which result in a fractional share equal to 0.49 or less of a share will be rounded down to the nearest whole share of Eureka Stock.

f. At the Effective Time, any options or warrants to purchase common stock or preferred stock of the Surviving Corporation which are outstanding and unexercised immediately prior thereto shall be terminated.

g. After the Effective Time, each holder of record of any capital stock of Surviving Corporation shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of capital stock of Eureka to which such holder is entitled to pursuant to subsection (d) above.

h. From and after the Effective Time, the Certificate of Incorporation and Bylaws of the Surviving Company shall be amended and restated at and as of the Effective Time to read as did the Certificate of Incorporation and Bylaws of the Merging Corporation immediately prior to the Effective Time (except that the name of the Surviving Company will remain unchanged).

i. From and after the Effective Time, the directors of the Surviving Corporation shall be the directors of Eureka and shall hold office until their respective successors shall be elected and qualified.

STATE OF NEW JERSEY

DEPARTMENT OF TREASURY

FILING CERTIFICATION (CERTIFIED COPY)

NEX-I.COM INC.

I, the Treasurer of the State of New Jersey, do hereby certify, that the above named business did file and record in this department the below listed document(s) and that the foregoing is a true copy of the Certificate of Merger as the same is taken from and compared with the original(s) filed in this office on the date set forth on each instrument and now remaining on file and of record in my office.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal at Trenton, this 16th day of August, 2012

Andrew P Sidamon-Eristoff State Treasurer
Certificate Number: 125754680 Verify this certificate online at https://www1.state.nj.us/TYTR_StandingCert/JSP/Verify_Cert.jsp

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